UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2011

BCSB Bancorp, Inc.
(Exact Name Of Registrant As Specified In Charter)

Maryland	0-53163	26-1424764
(State Or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236
(Address Of Principal Executive Offices) (Zip Code)

(410) 256-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02            Results of Operations and Financial Condition

On January 31, 2011, BCSB Bancorp, Inc. (the "Company")  announced its unaudited financial results for the three months ended December 31, 2010. For more information, reference is made to the Company’s press release dated January 31, 2011, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is furnished herewith.

Item 8.01   Other Events

On January 26, 2011, the Company repurchased all 10,800 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share (the “Preferred Stock”), that the Company issued to the United States Department of the Treasury (“Treasury”) pursuant to the Troubled Assets Relief Program Capital Purchase Program.  A press release announcing the Company’s repurchase of the Preferred Stock is furnished as an exhibit to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item  9.01           Financial Statements and Exhibits

(d)               The following exhibit is filed herewith:

Exhibit 99.1	Press Release dated January 31, 2011

Exhibit 99.2	Press Release dated January 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCSB BANCORP, INC.

Date: January 31, 2011	By:	/s/ Joseph J. Bouffard
Joseph J. Bouffard
President and Chief Executive Officer